As filed with the Securities and Exchange Commission on June 21, 2012
Registration No. 333-181687

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Pre-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0987416 (I.R.S. Employer Identification Number)
138 Putnam Street P.O. Box 738 Marietta, Ohio 45750 (740) 373-3155 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
____________________

M. Ryan Kirkham Peoples Bancorp Inc. 138 Putnam Street P.O. Box 738 Marietta, Ohio 45750 (740) 376-7574 (Name, address, including zip code, and telephone number, including area code, of agent for service)	With a Copy to: Elizabeth Turrell Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-5607
____________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Shares, without par value
Preferred Shares, without par value
Depositary Shares (4)
Debt Securities
Warrants
Units
Total	$100,000,000	(2)	$100,000,000	$11,460

(1)
Information with respect to each class of securities is omitted pursuant to General Instruction II.D. of Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”). An indeterminate aggregate number or principal amount of common shares, preferred shares, depositary shares, debt securities, warrants and units of one or more of these securities is being registered as may from time to time being offered and issued at indeterminate prices having an aggregate initial offering price not to exceed $100,000,000. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder also include such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of the securities registered hereunder and such indeterminate amount of securities as may be issued with respect to securities registered hereunder to prevent dilution resulting from stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for registered securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
The proposed maximum offering price per class of securities will be determined from time to time by the registrant in connection with the offering and issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum aggregate offering price of securities that may be offered and issued hereunder.

(4)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a preferred share and will be evidenced by a depositary receipt.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2012

PROSPECTUS

$100,000,000

Peoples Bancorp Inc.

Common Shares, without par value
Preferred Shares, without par value
Depositary Shares
Debt Securities
Warrants
Units

We may offer from time to time common shares, preferred shares, depositary shares, debt securities, warrants and units of one or more of those securities having an aggregate offering price not to exceed $100,000,000. The debt securities may be either senior debt securities or subordinated debt securities.

We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Our common shares are listed on the NASDAQ Global Select Market® under the symbol “PEBO”. Unless we state otherwise in the applicable prospectus supplement, we will not list any of the other securities on any securities exchange.
We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable fees, discounts or commissions.
Investing in our securities involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page 3 of this prospectus and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference, before you decide to invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, NOR ANY BANK REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ANY SECURITIES OFFERED BY THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT WILL BE OUR EQUITY SECURITIES OR UNSECURED OBLIGATIONS AND WILL NOT BE DEPOSITS OR ACCOUNTS OR OTHER OBLIGATIONS OF ANY OF OUR BANK OR NON-BANK SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY OR INSTRUMENTALITY.

The date of this prospectus is _____________, 2012.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus, in one or more separate offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000. We may offer:

•	common shares, without par value;

•	preferred shares, without par value, in one or more series;

•	depositary shares;

•	debt securities, which may be senior or subordinated;

•	warrants to purchase our common shares or our preferred shares; and

•	units representing any combination of the foregoing securities.
This prospectus provides you with a general description of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our securities.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different, additional or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document, or that any information we have incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference.
Unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our”, “Peoples” or the “Company” refer to Peoples Bancorp Inc. and its consolidated subsidiaries.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements about our future business, financial condition, liquidity and results of operations. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. We use words such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates”, variations of such words and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties will be described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•
deterioration in the credit quality of our loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected, which may adversely impact the provision for loan losses;

•
competitive pressures among financial institutions or from non-financial institutions, which may increase significantly, impacting product and pricing pressures and our ability to attract, develop and retain qualified professionals;

•	changes in the interest rate environment, which may adversely impact interest margins;

•	changes in prepayment speeds, loan originations, sale volumes and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated;

•
economic conditions, either nationally or in the areas where we do business, may be less favorable than expected, which could decrease the demand for loans, deposits and other financial services and increase loan delinquencies and defaults;

•	political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions;

•
legislative or regulatory changes or actions, including in particular the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated and to be promulgated thereunder, which may subject us to a variety of new and more stringent legal and regulatory requirements which adversely affect our business;

•	changes in accounting standards, policies, estimates or procedures may adversely affect our reported financial condition or results of operations;

•
adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within our investment portfolio and the interest rate sensitivity of our consolidated balance sheets;

•	our ability to receive dividends from our subsidiaries;

•	our ability to maintain required capital levels and adequate sources of funding and liquidity;

•	the impact of larger or similar financial institutions encountering problems, which may adversely affect the banking industry and/or us;

•	the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity;

•	the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations;

•
our ability to secure confidential information through the use of computer systems and telecommunications networks may prove inadequate, which if proven inadequate, would adversely affect customer confidence in us and/or result in our incurring a financial loss;

•	our ability to complete acquisitions, including the merger of Sistersville Bancorp, Inc. with and into Peoples, or, if completed, to successfully integrate our acquisitions; and

•	other risk factors relating to the banking industry as detailed from time to time in our reports filed with the SEC.
The factors identified above are illustrative but are not intended to represent a complete list of all the factors that could adversely affect our business, financial condition, liquidity or results of operations. You should evaluate all forward-looking statements with an understanding of their inherent uncertainty. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, changed circumstances or any other reason. However, you should consult further disclosures made on related subjects in our subsequent filings and reports with the SEC.
PEOPLES BANCORP INC.
We are a financial holding company headquartered in Marietta, Ohio, that offers diversified financial products and services through our wholly-owned subsidiaries. Our wholly-owned subsidiaries include Peoples Bank, National Association (“Peoples Bank”), Peoples Investment Company and PEBO Capital Trust I. In addition, Peoples Bank also owns Peoples Insurance Agency, LLC (“Peoples Insurance”) and PBNA, L.L.C., an asset management company.  Peoples Investment Company also owns Peoples Capital Corporation, a capital management company.  Through our financial services units ‒ Peoples Bank, Peoples Insurance and Peoples Financial Advisors (a division of Peoples Bank) ‒ we make a complete line of banking, investment, insurance and trust solutions available to our customers and clients.
Our primary business activities are conducted through Peoples Bank, a full-service community bank. Peoples Bank was first chartered as an Ohio banking corporation under the name “The Peoples Banking and Trust Company” in Marietta, Ohio, in 1902 and reorganized as a national banking association under its current name in 2000. Currently, Peoples Bank operates 44 locations and 42 ATMs in Ohio, West Virginia and Kentucky.

We were incorporated under the laws of the State of Ohio, in 1992. Our principal executive offices are located at 138 Putnam Street, Marietta, Ohio 45750, and our telephone number is (740) 373-3155. Our Internet site can be accessed at http://www.peoplesbancorp.com. Information contained on our Internet site does not constitute part of, and is not incorporated into, this prospectus.
At March 31, 2012, we had consolidated total assets of approximately $1.8 billion, total net loans of approximately $923 million, total deposits of approximately $1.4 billion and total shareholders' equity of approximately $209 million.
Recent Events
Entry into Sistersville Merger Agreement
On June 4, 2012, Peoples entered into an Agreement and Plan of Merger (the “Sistersville Merger Agreement”) with Sistersville Bancorp, Inc., a Delaware corporation (“Sistersville”), pursuant to which Sistersville is to merge with and into Peoples, followed by the merger of First Federal Savings Bank, a federal savings association subsidiary of Sistersville, with and into Peoples Bank.
First Federal Savings Bank operates two full-service branches in Sistersville and Parkersburg, West Virginia. At March 31, 2012, Sistersville had total assets of $48 million, total loans of $28 million and total deposits of $38 million.
Under the terms of the Sistersville Merger Agreement, Peoples has agreed to pay $30.74 in cash for each share of Sistersville common stock, for a total cash consideration of approximately $9.8 million. We expect this acquisition to be accretive to our 2013 earnings.
The closing of the transactions contemplated by the Sistersville Merger Agreement is subject to customary closing conditions, including regulatory approvals and approval by the stockholders of Sistersville, and is currently anticipated to be completed in the third quarter of 2012. At that time, the offices of First Federal Savings Bank would become branches of Peoples Bank.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY SECURITIES OF SISTERSVILLE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE SISTERSVILLE MERGER AGREEMENT. A DEFINITIVE PROXY STATEMENT WILL BE SENT BY SISTERSVILLE TO THE STOCKHOLDERS OF SISTERSVILLE SEEKING THEIR APPROVAL OF THE SISTERSVILLE MERGER AGREEMENT AND THE TRANS-ACTION CONTEMPLATED THEREBY.
Notification of Director Resignation
On June 20, 2012, Peoples received notice from Paul T. Theisen of his intention to resign from the Board of Directors of Peoples and Peoples Bank effective July 26, 2012. Mr. Theisen has been a member of the Peoples Board of Directors since 1980, and a member of the Peoples Bank Board of Directors since 1978.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and our Current Reports on Form 8-K. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risks and uncertainties described in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the “Risk Factors” heading in any applicable prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Forward-Looking Statements”. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table shows our consolidated ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated:

	For the Three	For the Year Ended December 31,
	Months Ended
	March 31, 2012	2011	2010	2009	2008	2007
Ratio of earnings to combined fixed charges and preferred share dividends (1) (2)

Excluding Interest on Deposits	6.68	2.78	1.29	1.08	1.46	2.05
Including Interest on Deposits	3.28	1.69	1.12	1.03	1.16	1.40

(1) For purposes of computing the ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on borrowings and long-term debt, including/excluding interest on deposits, preferred share dividends accrued during each period, and one-third of gross rental expense (which we believe is representative of the interest factor).
(2) During the fiscal year ended December 31, 2011, we repurchased from the United States Department of the Treasury (the “U.S. Treasury”) all of the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”) which we issued to the U.S. Treasury on January 30, 2009. Prior to January 30, 2009, we had never issued any preferred shares and, since the repurchase of the Series A Preferred Shares, we have not issued any preferred shares.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include augmenting our capital or that of Peoples Bank for use in our community banking and commercial lending operations, repurchasing our outstanding common shares, financing possible acquisitions of other financial institutions or their branches, financing possible acquisitions of other businesses that are related to banking or diversification into other banking-related businesses, extending credit to, or funding investments in, Peoples Bank and Peoples Insurance and repaying, reducing or refinancing our indebtedness.
The precise amounts and timing of our use of net proceeds will depend upon market conditions, Peoples Bank's and Peoples Insurance's funding requirements, the availability of other funds and other factors. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund Peoples Bank and Peoples Insurance, to finance acquisitions or otherwise.
PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other methods described in the applicable prospectus supplement.
The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts, concessions, commissions, agency fees and other items constituting underwriters', dealers' or agents' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis.  If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents.  Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents.  The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
From time to time, we may sell securities to one or more dealers acting as principals.  The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public.  The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.
We may solicit offers to purchase securities directly from the public from time to time.  In this case, no underwriters or agents would be involved.  We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf.  Such agents may be deemed to be underwriters within the meaning of the Securities Act.  The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering.  Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such direct sales will be described in the applicable prospectus supplement.
We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market.  We may elect to list any series of offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions.  These activities may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.
Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities.  Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
DESCRIPTION OF CAPITAL STOCK
The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended Articles of Incorporation, as amended (the “Articles”), and our Code of Regulations, as amended (the “Regulations”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the Ohio General Corporation Law.
Authorized Capital Stock
Our authorized capital stock consists of 24,000,000 common shares, no par value per share, and 50,000 preferred shares, no par value per share. As of June 20, 2012, there were 10,683,663 common shares issued and outstanding, 534,520 common shares held by us as treasury shares, 130,094 common shares reserved for issuance upon the exercise of outstanding stock options and stock appreciation rights and no preferred shares issued. The 39,000 Series A Preferred Shares that were repurchased from the U.S. Treasury during 2011 reverted to authorized but unissued preferred shares.
Common Shares
Liquidation Rights
Each common share entitles the holder thereof to share ratably in our net assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment. However, if we were to elect to defer payments of interest on our junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”) related to the trust preferred securities issued by our trust subsidiary PEBO Capital Trust I or an event of default were to occur under the related indenture, we would be prohibited from making any payment to holders of our common shares in the event of our liquidation.
Subscription, Conversion and Redemption Rights
The holders of common shares do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the common shares.
Dividends
As an Ohio corporation, we may, in the discretion of our Board of Directors, generally pay dividends to our shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiaries. Thus, as a practical matter, any restrictions on the ability of our subsidiaries to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us.

Dividend payments from Peoples Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of Peoples Bank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by Peoples Bank may be restricted at any time at the discretion of the applicable regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.
We are also subject to Federal Reserve Board policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital above regulatory minimums. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Federal Reserve Board expects us to serve as a source of strength to Peoples Bank, which may require us to retain capital for further investments in Peoples Bank, rather than use those funds for dividends for our shareholders.
In addition, if we were to elect to defer payments of interest on our Junior Subordinated Debentures or an event of default were to occur under the related indenture, we would be prohibited from declaring or paying any dividends on our common shares.
Number of Directors
Our Regulations provide for our Board of Directors to consist of not less than nine and not more than 15 directors. The number of Peoples directors was last fixed at 12 directors and our Board currently consists of 12 directors. Director Paul T. Theisen has notified Peoples of his intention to resign from the Board effective July 26, 2012.
Classification of the Board of Directors
Our Regulations provide for our Board of Directors to be divided into three classes, with the term of office of one class expiring each year.
Nomination of Directors
Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of must comply with our Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to our Corporate Secretary not less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the nominating shareholder:

•	the name, age, business address and residence address of each proposed nominee;

•	the principal occupation or employment of each proposed nominee;

•	the number of shares of capital stock beneficially owned by each proposed nominee and by the nominating shareholder; and

•	any other information required to be disclosed with respect to a nominee for election as a director under the SEC's proxy rules.
Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of if elected. Nominations not made in accordance with the above requirements and our Regulations will not be considered.
Voting Rights
Each holder of common shares has the right to cast one vote for each common share owned on all matters submitted to a vote of shareholders. No holder of common shares is entitled to the right of cumulative voting in the election of directors. Our Articles provide that no holder of shares of any class of our capital stock is entitled to preemptive rights.
Our Articles contain special voting requirements that may be deemed to have anti-takeover effects. Specifically, pursuant to Article Seventh of our Articles, if any three members of our Board of Directors affirmatively votes against any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of Peoples entitled to vote thereon shall be required to adopt:

•	a proposed amendment to our Articles;

•	proposed new regulations or an alteration, amendment or repeal of our Regulations;

•	an agreement of merger or consolidation providing for the merger or consolidation of Peoples with or into one or more other corporations;

•	a proposed combination or majority share acquisition involving the issuance of shares of Peoples and requiring shareholder approval;

•	a proposal to sell, lease, exchange, transfer or otherwise dispose of all or substantially all of the property and assets of Peoples;

•	a proposed dissolution of Peoples; or

•	a proposal to fix or change the number of directors by action of the shareholders.
The written objection of a director to any such matter submitted to the President or Corporate Secretary of Peoples not less than three days before the meeting of the shareholders at which any such matter is to be considered will be deemed to be an affirmative vote by such director against such matter.
Preferred Shares
Our 50,000 authorized but unissued preferred shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under our Articles, our Board of Directors has the authority, without any further shareholder vote or action, to issue the preferred shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to our Articles adopted by our Board of Directors. The authority of our Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series:

•	the division of the preferred shares into series and the designation and authorized number of preferred shares (up to the number of preferred shares authorized) in each series;

•	the dividend rate and whether dividends are to be cumulative;

•	whether preferred shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the liquidation rights to which the holders of preferred shares will be entitled, and the preferences, if any;

•	whether the preferred shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•
whether the preferred shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting rights of the preferred shares, which may be full, limited or denied, except as otherwise required by law and Article SEVENTH of our Articles;

•	the pre-emptive rights, if any, to which the holders of preferred shares will be entitled and any limitations thereon;

•
whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions.
Our Board of Directors will fix the powers, designations, preferences and relative, participating and optional and other special rights of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such services, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.
Our Board of Directors may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Shareowner Services. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Anti-Takeover Effects of the Ohio General Corporation Law
Certain provisions of the Ohio General Corporation Law make a change in control of an Ohio corporation more difficult, even if desired by holders of a majority of the corporation's shares. Provided below is a summary of the Ohio anti-takeover statues.
Ohio Control Share Acquisition Statute
Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meeting and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.
An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

•	a majority of the voting power of the corporation in the election of directors represented in person or by proxy at the meeting; and

•	a majority of the voting power at the meeting exercised by shareholders, excluding:

•	the acquiring shareholder,

•	officers of the corporation elected or appointed by the directors of the corporation,

•	employees of the corporation who are also directors of the corporation, and

•	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.
An Ohio corporation may opt out of the provisions of the Ohio Control Share Acquisition Statute by adopting an appropriate amendment to its articles of incorporation or regulations. We have not amended our Articles or our Regulations to opt out of the provisions of the Ohio Control Share Acquisition Statute.
Ohio Merger Moratorium Statute
Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation's shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.
For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:

•	the disposition or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation's outstanding shares;

•	a transaction that increases the interested shareholder's proportionate ownership of shares of the corporation; and

•	the receipt of any other benefit that is not shared proportionately by all shareholders.
After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

•
the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation's articles of incorporation), including at least a majority of the outstanding shares are excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.
An Ohio corporation may opt out of the provisions of the Ohio Merger Moratorium Statute by adopting an appropriate amendment to its articles of incorporation. We have not amended our Articles to opt out of the provisions of the Ohio Merger Moratorium Statute.
DESCRIPTION OF DEPOSITARY SHARES
The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.
General
We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depository receipts for depository shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement.  We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).  The depository shares will be evidenced by depository receipts issued pursuant to the deposit agreement. Depository receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders.  The relevant record date for depositary shares will be the same date as the record date for the preferred shares.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary receipts.
If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal
Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.
Redemption
If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption).  The redemption price per depositary share will be equal to the corresponding proportion of the redemption price payable with respect to the preferred shares.  If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.
Voting
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts.  Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares.  The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder's instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares.  The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.
Liquidation Preference
If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.
Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change.
With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.
Amendment and Termination
We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment.  No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination.  Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.
In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•
there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.
Charges of Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares.  All other transfer and other taxes and governmental charges will be at the expense of the holders of depository receipts. Holders of depositary receipts will also pay the charges and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.  If those charges, expenses and taxes have not been paid, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.
Resignation and Removal of Preferred Stock Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary.  Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary.  We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward to holders of depositary receipts any reports and communications that the preferred stock depositary receives from us relating to the preferred shares.  In addition, the preferred stock depositary will make such reports and communications available for inspection by holders of depositary receipts at the principal office of the preferred stock depositary, and at such other places as it may from time to time deem advisable.
We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed, by law or any circumstances beyond our control, in performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct.  We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished.  We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.
DESCRIPTION OF DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

We have summarized the general terms and provisions of the indentures below but the summary is not complete. Forms of indentures for senior indebtedness and subordinated indebtedness have been included as exhibits to the registration statement. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of the Debt Securities”. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indentures.  This summary refers to both indentures as the form of “indenture”.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.
We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the provisions, if any, relating to any security provided for the debt securities;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Peoples, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.
We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•
we are the surviving corporation or the successor person (if other than Peoples) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
The conditions include:

•
depositing with the trustee money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.
We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•
in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest on the debt securities that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.
If the trustee or any holder of the debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee's claims for these payments will generally be senior to those of holders of debt securities in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1)    all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;
(2)    all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers' acceptances;
(3)    all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
(4)    all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;
(5)    all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;
(6)    all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7)    any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and
(8)    any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.
“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF WARRANTS
The following description of the warrants sets forth certain general terms that may apply to the warrants that we may offer under this prospectus. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) will be described in the applicable prospectus supplement relating to those warrants. We will file the form of the applicable warrant agreement (including the form of the warrant certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.
We may issue warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities.  We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities.  We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.
We will describe in the applicable prospectus supplement the terms of the warrants being offered and the applicable warrant agreement (including the form of the warrant certificate), including the following:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the designation, number or amount and other terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provision for changes to or adjustments in such price;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the minimum and maximum number of warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations applicable to the exercise of the warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.
Each warrant will entitle its holder to purchase the securities at the exercise price set forth in the applicable prospectus supplement.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will be void.
Holders may exercise warrants as set forth in the applicable prospectus supplement.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise.  If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•
in the case of warrants for the purchase of debt securities, the right to receive payments of the principal of, or premium, if any, and interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•
in the case of warrants for the purchase of common shares, preferred shares or depositary shares, the right to vote or to receive any payments of dividends on the common shares, preferred shares or depositary shares purchasable upon exercise.

DESCRIPTION OF UNITS
We may issue units consisting of one or more common shares, preferred shares, depositary shares, debt securities, warrants or any combination of such securities. The applicable prospectus supplement for any units will describe:

•	the terms of the units and of the common shares, preferred shares, depositary shares, debt securities, warrants or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units;

•	a discussion of material federal income tax considerations applicable to the units; and

•	the provisions for the payment, settlement, transfer or exchange or the units.
LEGAL MATTERS
The validity of the securities offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.
EXPERTS
The consolidated financial statements of Peoples Bancorp Inc. appearing in Peoples Bancorp Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Peoples Bancorp Inc.'s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated or superseded by information contained in or incorporated by reference in this prospectus.
We incorporate by reference the following documents that we have filed with the SEC under the Exchange Act, except as noted below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 29, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on April 26, 2012;

•
our Current Reports on Form 8-K filed/furnished on January 24, 2012, January 26, 2012, February 3, 2012 (two Forms 8-K), February 10, 2012, February 16, 2012, February 27, 2012 (as amended by the Form 8-K/A filed on February 29, 2012), April 24, 2012, April 27, 2012 May 9, 2012, May 25, 2012, June 5, 2012, and June 21, 2012;

•	the definitive proxy statement for our 2012 Annual Meeting of Shareholders filed on March 13, 2012; and

•
the description of our common shares contained in “Item 5. Other Information” of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, together with any subsequent registration statement or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until any offering hereunder is completed:

•	any reports filed pursuant to Section 13(a) or Section 13(c) of the Exchange Act;

•	any document filed pursuant to Section 14 of the Exchange Act; and

•	any reports filed pursuant to Section 15(d) of the Exchange Act.
Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition”, or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.
Statements contained in this prospectus or any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to in this prospectus or any accompanying prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document which is also deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus or any accompanying prospectus supplement. Requests should be directed to: Peoples Bancorp Inc., 138 Putman Street, Marietta, Ohio 45750, Attention: M. Ryan Kirkham, telephone number (740) 376-7574.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information about us and the securities that may be sold under this prospectus, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC's Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.peoplesbancorp.com. The information on the SEC Internet site and on our Internet site is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC's Public Reference Room in Washington, D.C. The SEC's address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated (except for the SEC registration fee) fees and expenses payable by us in connection with the sale and distribution of the securities registered hereunder (excluding any underwriting discounts and commissions):

SEC registration fee	$11,460
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous	*
*
Total	*
_______________

*
These fees and expenses are based on the number and type of issuances and the amount of securities offered, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities.

Item 15. Indemnification of Directors and Officers.
(a)    Ohio General Corporation Law
Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:
(E) (1)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful.
(2)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
(a)    Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b)    Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
(3)    To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.
(4)    Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
(a)    By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
(b)    If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
(c)    By the shareholders;
(d)    By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
(5) (a)    Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:
(i)    Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
(ii)    Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
(b)    Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.
(6)    The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision is in effect at the time of that act or omission explicitly authorizes the elimination or impairment after the act or omission has occurred.

(7)    A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
(8)    The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
(9)    As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.
(b)    Peoples Bancorp Inc. Code of Regulations
Our Code of Regulations contains the following provisions with respect to the indemnification of directors and officers:
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
(A)    the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B)    the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.
Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
(A)    if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
(B)    if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:
(A)    A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
(B)    References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article Five.
Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.
(c)    Insurance
Peoples maintains insurance policies under which directors and officers of Peoples are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Peoples.
Item 16. Exhibits.

Exhibit No.	Exhibit
1.1*	Form of Underwriting or Distribution Agreement.

4.1(a)
Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on May 3, 1993) (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form 8-B of Peoples Bancorp Inc. (“Peoples”) filed July 20, 1993 (File No. 0-16772)).

4.1(b)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994) (Incorporated herein by reference to Exhibit 3(a)(2) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) (“Peoples' 1997 Form 10-K”)).

4.1(c)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996) (Incorporated herein by reference to Exhibit 3(a)(3) to Peoples' 1997 Form 10-K).

4.1(d)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003) (Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) (“Peoples' March 31, 2003 Form 10-Q”)).

4.1(e)
Certificate of Amendment by Shareholders or Members to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on January 22, 2009) (Incorporated herein by reference to Exhibit 3.1 to Peoples' Current Report on Form 8-K dated and filed on January 23, 2009 (File No. 0-16772)).

4.1(f)
Certificate of Amendment by Directors or Incorporators to Articles filed with the Ohio Secretary of State on January 28, 2009, evidencing adoption of amendments by the Board of Directors of Peoples Bancorp Inc. to Article FOURTH of Amended Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 3.1 to Peoples' Current Report on Form 8-K dated and filed on February 2, 2009 (File No. 0-16772)).

4.1(g)
Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting amendments through January 28, 2009) [For SEC reporting compliance purposes only - not filed with Ohio Secretary of State] (Incorporated herein by reference to Exhibit 3.1(g) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 0-16772)).

4.2(a)	Code of Regulations of Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 3(b) to Peoples' Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772)).

4.2(b)
Certified Resolutions Regarding Adoption of Amendments to Section 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10 and 6.02 of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 10, 2003 (Incorporated herein by reference to Exhibit 3(c) to Peoples' March 31, 2003 Form 10-Q).

4.2(c)
Certificate regarding adoption of amendments to Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08 and 3.11 of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004 (Incorporated herein by reference to Exhibit 3(a) to Peoples' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (File No. 0-16772)).

4.2(d)
Certificate regarding adoption of amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples Bancorp Inc.'s Code of Regulations by the shareholders on April 13, 2006 (Incorporated herein by reference to Exhibit 3.1 to Peoples' Current Report on Form 8-K dated and filed on April 14, 2006 (File No. 0-16722)).

4.2(e)
Certificate regarding adoption of an amendment to Section 2.01 of Peoples Bancorp Inc.'s Code of Regulations by shareholders on April 22, 2010 (Incorporated herein by reference to Exhibit 3.2(e) to Peoples' Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarterly period ended June 30, 2010 (File No. 0-16722) (“Peoples' June 30, 2010 Form 10-Q/A”)).

4.2(f)
Code of Regulations of Peoples Bancorp Inc. (reflecting amendments through April 22, 2010) [For SEC reporting compliance purposes only] (Incorporated herein by reference to Exhibit 3.2(f) to Peoples' June 30, 2010 Form 10-Q/A).

4.3
Indenture, dated as of April 20, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Debenture Trustee, relating to Junior Subordinated Deferrable Interest Debentures (Incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed on June 22, 1999 by Peoples and PEBO Capital Trust I (Registration No. 333-81251) (“Peoples' 1999 Form S‑4”)).

4.4	Amended and Restated Declaration of Trust of PEBO Capital Trust I, dated and effective as of April 20, 1999 (Incorporated herein by reference to Exhibit 4.5 to Peoples' 1999 Form S-4).

4.5
Series B Capital Securities Guarantee Agreement, dated as of September 23, 1999, between Peoples Bancorp Inc. and Wilmington Trust Company, as Guarantee Trustee, relating to Series B 8.62% Capital Securities (Incorporated herein by reference to Exhibit 4(i) to Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-16772)).

4.6†	Form of Indenture for Senior Debt Securities.

4.7†	Form of Indenture for Subordinated Debt Securities.

4.8*	Form of Senior Debt Security.

4.9*	Form of Subordinated Debt Security.

4.10*	Form of Deposit Agreement (including form of depositary receipt).

4.11*	Form of Warrant Agreement (including form of warrant certificate).

4.12*	Form of Unit Agreement (including form of unit).

5.1†	Opinion of Vorys, Sater, Seymour and Pease LLP.

12.1†	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends.

23.1††	Consent of Ernst & Young LLP.

23.2†	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1 to this Registration Statement).

24.1†	Powers of Attorney.

25.1**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T‑1 of the trustee to be named under the indenture for senior debt securities.

25.2**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T‑1 of the trustee to be named under the indenture for subordinated debt securities.

†	Previously filed with the Registration Statement on Form S-3 (Registration No. 333-181687) filed by Peoples Bancorp Inc. with the Securities and Exchange Commission on May 25, 2012.
††	Filed herewith.
*
To the extent applicable, to be filed by an amendment to this Registration Statement or incorporated herein by reference pursuant to a Current Report on Form 8‑K to be filed by the registrant in connection with an offering of securities.

**	To the extent applicable, to be filed separately on Form T‑1 and incorporated herein by reference.
Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

[Remainder of page intentionally left blank; signature pages follow]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on June 21, 2012.

PEOPLES BANCORP INC.

By: /s/	CHARLES W. SULERZYSKI
Name:	Charles W. Sulerzyski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 2012.

Signatures	Title

/s/ CHARLES W. SULERZYSKI	President, Chief Executive Officer and Director
Charles W. Sulerzyski

/s/ EDWARD G. SLOANE	Executive Vice President, Chief Financial Officer
Edward G. Sloane	and Treasurer (Principal Financial and Accounting Officer)

/s/ TARA ABRAHAM*	Director
Tara Abraham

/s/ CARL L. BAKER, JR.*	Director
Carl L. Baker, Jr.

/s/ GEORGE W. BROUGHTON*	Director
George W. Broughton

/s/ RICHARD FERGUSON*	Chairman of the Board and Director
Richard Ferguson

/s/ JAMES S. HUGGINS*	Director
James S. Huggins

/s/ BRENDA F. JONES, M.D.*	Director
Brenda F. Jones, M.D.

/s/ DAVID L. MEAD*	Director
David L. Mead

/s/ SUSAN D. RECTOR*	Director
Susan D. Rector

/s/ THEODORE P. SAUBER*	Director
Theodore P. Sauber

/s/ PAUL T. THEISEN*	Vice Chairman of the Board and Director
Paul T. Theisen

/s/ THOMAS J. WOLF*	Director
Thomas J. Wolf

*
The above-named directors of the Registrant sign this Registration Statement on Form S‑3 by Charles W. Sulerzyski, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S‑3 as exhibits, in the capacities indicated and on the 21st day of June, 2012.

By:	/s/ CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer
Attorney-in-Fact

June 21, 2012

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

23.1	Consent of Ernst & Young LLP.

E-1